EXHIBIT 24(b)

                                MOTOROLA, INC.

                              POWER OF ATTORNEY

                     Registration Statement on Form S-8

     Each of the undersigned member ("Member") of the Management Committee of the Profit Sharing and Investment Plan, officer or director of Motorola, Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission ("Commission") a registration statement ("Registration Statement") on Form S-8 to register shares of the Company's Common Stock, $3 par value, in connection with the Company's Profit Sharing and Investment Plan, under the Securities Act of 1933, hereby appoints, Gary L. Tooker, Christopher B. Galvin and Carl F. Koenemann and each or any of them, acting alone without the other, each with the power of substitution, for him or her and in his or her name to be his or her lawful attorney-in-fact, with full power to sign and affix his or her name as such Member, officer or director of the Company to the Registration Statement and any amendments, including post-effective amendments, thereto, which said attorney-in-fact may deem necessary or proper and to file the same, with all exhibits thereto and other supporting documents, with the Commission, and granting unto said attorneys-in-fact and each of them full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.


IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 25th day of September, 1996.


/s/ Gary L. Tooker                     /s/ Carl Koenemann
Gary L. Tooker                         Carl Koenemann
Vice Chairman and                      Principal Financial Officer and
Chief Executive Officer
                                       Authorized member of the Management
                                       Committee, the Profit Sharing and
                                       Investment Plan




/s/ Kenneth J. Johnson
Kenneth J. Johnson
Principal Accounting Officer